EXHIBIT 5.1

July 24, 2008

ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

Ladies and Gentlemen:

We have acted as counsel to ImmunoGen, Inc., a Massachusetts corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), 7,812,500 of shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), which may be sold by the selling shareholder named in the prospectus included in the Registration Statement (the “Selling Shareholder”).  The Shares were issued to the Selling Shareholder pursuant to that certain Securities Purchase Agreement between the Company and the Selling Shareholder dated as of June 20, 2008.  This opinion is being rendered in connection with the filing of the Registration Statement.  All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s articles of organization and bylaws, both as amended and currently in effect; the minutes of all pertinent meetings of directors of the Company relating to the Registration Statement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant for the purposes of rendering the opinions in this letter; and the Registration Statement and the exhibits thereto.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that, when sold by the Selling Shareholder pursuant to the Registration Statement (including any prospectus supplement relating thereto), and provided no stop order shall have been issued by the Commission relating thereto, the Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the United States Federal Laws and the reported judicial decisions interpreting those laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.